Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of Renegade Ventures, Inc. for the period from the date of inception on date of inception on February 21, 2012 to June 30, 2012 included in its Registration Statement on Form S-1 dated August 23, 2012 relating to the financial statements for the period from the date of inception on February 21, 2012 to June 30, 2012 listed in the accompanying index.

/s/ Sam Kan & Company
Auditor

Alameda, California
City, State
January 31, 2013
Date